Contact:
Marc Panoff	Jennifer Alexander
Chief Financial Officer	Stephenson Group
Neurologix, Inc.	203-273-1179
(201) 592-6451	jalexander@stephensongroup.com

marcpanoff@neurologix.net

NEUROLOGIX ANNOUNCES SUCCESSFUL COMPLETION OF FIRST EVER

PHASE I GENE THERAPY TRIAL FOR PARKINSON’S DISEASE

Trial Demonstrated Safety and Statistically Significant Improvement

in Both Motor Function and Brain Metabolism at One Year

Fort Lee, NJ, (October 17, 2006) - Neurologix, Inc. (OTCBB: NRGX), a biotech company engaged in the development of innovative gene therapies for disorders affecting the brain and central nervous system, announced today that it has successfully completed its landmark Phase I trial of gene therapy for Parkinson’s disease with statistically significant results. The data was presented at the 36th Annual Meeting of the Society of Neuroscience in Atlanta.

In a presentation entitled “Subthalamic GAD gene transfer improves brain metabolism associated with clinical recovery in Parkinson’s disease,” Matthew J. During, MD, D.Sc. presented findings of the open label, dose escalating, unilateral trial, which confirmed the safety and tolerability in all 12 patients studied out to one year. Though efficacy was only designated as a secondary outcome, the trial also yielded statistically significant clinical efficacy and neuro-imaging results.

At one year, all 12 patients as a group demonstrated a clinical improvement of 25% in the Unified Parkinson’s Disease Rating Scale (UPDRS) compared to baseline (p < 0.005). Nine of the 12 patients showed an average improvement of 37%, and five of these patients had substantial improvement of between 40% and 65%. “This gene therapy trial is particularly unique and the clinical data unusually promising because the treatment was confined to just one side of the brain,” stated Dr. During. In its next trial, the Company plans to infuse its treatment into both sides of the brain.

-MORE-

NRGX Announces Completion of Phase I Trial

October 17, 2006

Clinical improvement also correlated well to metabolic brain changes as measured by Positron Emission Tomography (PET) scan. PET is an imaging method that measures brain metabolism following the injection of a radioactive analog of glucose (fluorodeoxyglucose). The PET scan data revealed a significant improvement (p < 0.001) in brain metabolism on the treated side of the brain as compared to the untreated side.

About the Study:

The Phase I trial was performed at New York-Presbyterian Hospital/Weill Cornell Medical Center by Michael G. Kaplitt, MD, Ph.D. and Dr. During, both co-founders of the Company. Drs. Kaplitt and During have collaborated in research in this field for more than 10 years. All patients were evaluated neurologically and by PET scan by Drs. Andrew Feigin and David Eidelberg at North Shore University Hospital.

This was a 12-patient study with four patients in each of three dose escalating cohorts. All procedures were performed under local anesthesia and all 12 patients were discharged from the hospital within 48 hours of the procedure and followed for 12 months. Primary outcomes of the study design, safety and tolerability, were successfully met. There were no adverse events reported relating to the treatment.

The gene transfer procedure utilized the AAV (adeno-associated virus) vector, a virus that has been used safely in a variety of clinical gene therapy trials and the vehicle that will be used in all of the Company’s first generation products, including epilepsy and Huntington’s disease. In its Parkinson’s disease trial, Neurologix used its proprietary AAV-GAD gene transfer technology (“NLX”).

“The Company is very excited about the results of this trial. We look forward to further validating these results in the next trial and continuing our efforts to develop a significant new treatment for Parkinson’s disease worldwide,” stated Neurologix Chief Executive Officer and President John E. Mordock.

The Annual Meeting of the Society of Neuroscience attracts more than 30,000 clinicians and scientists gathered from around the world to exchange ideas about cutting-edge research on the brain, spinal cord, and nervous system in science’s fastest growing field, Neuroscience.

Neurologix’s initial development efforts are focused on their core gene therapy technology, NLX, for treating Parkinson’s disease, epilepsy and Huntington’s disease. Neurologix is located in Fort Lee, NJ. More information about the Company can be found on its website, www.neurologix.net.

-MORE-

Cautionary Statement Regarding Forward-looking Statements

This press release includes certain statements of the Company that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and which are made pursuant to the Private Securities Litigation Reform Act of 1995. These forward-looking statements and other information relating to the Company are based upon the beliefs of management and assumptions made by and information currently available to the Company. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events, or performance, as well as underlying assumptions and statements that are other than statements of historical fact. When used in this document, the words “expects,” “promises,” “anticipates,” “estimates,” “plans,” “intends,” “projects,” “predicts,” “believes,” “may” or “should,” and similar expressions, are intended to identify forward-looking statements. These statements reflect the current view of the Company’s management with respect to future events. Many factors could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, including, but not limited to, the following:

•

The Company is still in the development stage and has not generated any revenues. From inception through June 30, 2006, it incurred net losses and negative cash flows from operating activities of approximately $17.3 million and $13.2 million, respectively. Management believes that the Company will continue to incur net losses and cash flow deficiencies from operating activities for the foreseeable future. Because it may take years to develop, test and obtain regulatory approval for a gene-based therapy product before it can be sold, the Company likely will continue to incur significant losses for the foreseeable future. Accordingly, it may never be profitable and, if it does become profitable, it may be unable to sustain profitability.

•

In order to obtain the regulatory approvals necessary to commercialize its current or future product candidates, from time to time the Company will need to raise funds through public or private equity offerings, debt financings or additional corporate collaboration and licensing arrangements. Availability of financing depends upon a number of factors beyond the Company’s control, including market conditions and interest rates. The Company does not know whether additional financing will be available when needed, or if available, will be on acceptable or favorable terms to it or its stockholders.

•

The Company will need to conduct future clinical trials for treatment of Parkinson’s disease using the Company’s NLX technology. If the trials prove unsuccessful, future operations and the potential for profitability will be materially adversely affected and the business may not succeed.

•

There is no assurance as to when, or if, the Company will be able to successfully complete the required preclinical testing of its gene therapy for the treatment of epilepsy to enable it to file an Investigational New Drug Application with the FDA for permission to begin a Phase I safety trial or that, if filed, such permission will be granted.

Other factors and assumptions not identified above could also cause the actual results to differ materially from those set forth in the forward-looking statements. Additional information regarding factors that could cause results to differ materially from management’s expectations is found in the section entitled “Risk Factors” in the Company’s 2005 Annual Report on Form 10-KSB. Although the Company believes these assumptions are reasonable, no assurance can be given that they will prove correct. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results. Further, the Company undertakes no obligation to update forward-looking statements after the date they are made or to conform the statements to actual results or changes in the Company’s expectations.

END